Exhibit 3.11

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

CHRYSLER GROUP INTERNATIONAL SERVICES S.A. LLC

This Certificate of Amendment of the Certificate of Formation of Chrysler Group International Services S.A. LLC (the “Company”), dated as of June 10, 2009, is being duly executed and filed by the undersigned, as an authorized person, pursuant to Section 18-202 of the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company to which this Certificate of Amendment relates is Chrysler Group International Services S.A. LLC.

SECOND: Section 1 of the Certificate of Formation of the Company is hereby deleted and replaced with the following:

“1. Name. The name of the limited liability company hereby is Chrysler Group International Services LLC (the “Company”).”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

CHRYSLER GROUP INTERNATIONAL SERVICES S.A. LLC

By:	/s/ Giorgio Fossati
Name:	Giorgio Fossati
Title:	Vice President and Secretary

[Signature Page to Certificate of Amendment of the Certificate of Formation]